Exhibit 5.2

July 21, 2023

NeuroSense Therapeutics Ltd.

11 HaMenofim Street, Building B

Herzliya 4672562

Israel

Ladies & Gentlemen:

We have acted as U.S. counsel to NeuroSense Therapeutics Ltd., a company organized under the law of the State of Israel (the “Company”), in connection with the registration by the Company under the Securities Act of 1933 (the “Act”) of (i) the issuance of an aggregate of up to 3,000,000 (the “Shares”) of the Company’s ordinary shares, no par value (the “Ordinary Shares”) issuable upon exercise of the Warrants (as defined below), (ii) the resale of the Shares by the selling shareholder and (iii) the resale of 3,000,000 warrants, each representing the right to purchase one Ordinary Share (the “Warrants”), by the selling shareholder, in each case pursuant to the Company’s registration statement on Form F-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof.

We have reviewed the securities purchase agreement, dated June 22, 2023 (the “Securities Purchase Agreement”), by and between the Company and the purchaser set forth therein, a specimen Warrant certificate in the form of Exhibit 4.1 to the Registration Statement, and the Registration Statement. We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed further that the Securities Purchase Agreement has been duly authorized, executed and delivered by the Company and Investor and constitutes the valid and binding obligations of the Investor enforceable against it in accordance with its terms.

We have assumed further that the Company has duly authorized the Shares and the Warrants. We have assumed further that the Company is a company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite power, authority and legal right to issue the Shares and the Warrants.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that subject to the qualifications set forth below, the Warrants, insofar as they are governed by the law of the State of New York, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is subject to the following qualifications:

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) exclusive jurisdiction or venue provisions; (iii) provisions purporting to supersede equitable principles, including provisions making notices effective even if not actually received; (iv) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (v) provisions for liquidated damages and penalties, penalty interest and interest on interest; or (vi) provisions purporting to make a party’s determination conclusive.

We are members of the bar of New York. We do not express any opinion herein on any laws other than the law of the State New York. In rendering the foregoing opinions, we have relied, for matters involving Israeli law, solely on the opinion of Goldfarb Gross Seligman & Co., Israeli counsel to the Company.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Covington & Burling LLP